                                                                    EXHIBIT 4.17

                           WARRANT PURCHASE AGREEMENT


      This warrant purchase agreement (the "Agreement") is made and entered into as of July 18, 1996 by and between Boston Chicken, Inc., a Delaware corporation (the "Seller"), and Market Partners, L.L.C., a Delaware limited liability company (the "Purchaser").

                             SECURITIES LAW NOTICES

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, THEREFORE, CANNOT BE SOLD OR TRANSFERRED UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                    RECITALS

      The Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, on the terms and conditions hereinafter set forth, a warrant to purchase a certain number of shares of common stock, $.01 par value, of the Seller, which number will be determined on the Issue Date (as hereafter defined).

                                   COVENANTS

      In consideration of the mutual representations, warranties and covenants, and subject to the conditions contained herein, the parties hereto agree as follows:

      1.0   PURCHASE AND SALE OF WARRANT

      1.1 The Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase and accept from the Seller, on the terms and subject to the conditions set forth in this Agreement, a warrant (the "Warrant") to purchase up to a certain number of shares of common stock, $.01 par value, of the Seller (the "Shares") at an exercise price of $25.00 per Share. The number of Shares to be included in the Warrant, which shall not exceed 750,000 Shares, shall be determined by the Purchaser as provided herein. The terms and conditions of the Warrant are set forth in the form of Warrant attached hereto as Exhibit A.

      1.2 As consideration for the Warrant, the Purchaser agrees, on the terms and subject to the conditions set forth in this Agreement, to pay to or for the account of Seller, in cash, a purchase price equal to $9.77 per Share for each Share included in the Warrant (the "Purchase Price").

      1.3 Purchaser shall notify Seller in writing of (a) the date on which the Warrant is to be issued pursuant to this Agreement (the "Issue Date"), which Issue Date shall be on or before

October 6, 1996, and (b) the number of Shares to be included in the Warrant. Such notice shall be delivered to Seller no later than five business days prior to the Issue Date. On the Issue Date, (I) Seller shall deliver to Purchaser the Warrant and Purchaser shall pay the Purchase Price to Seller by wire transfer of immediately available funds, and (II) Seller and Purchaser shall enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit B.

      1.4 In the event the Warrant has not been issued and the Purchase Price has not been paid to Seller on or before October 6, 1996, this Agreement shall terminate and be of no further force and effect.

      2.0   REPRESENTATIONS AND WARRANTIES OF THE SELLER

      In order to induce the Purchaser to enter into this Agreement and to purchase the Warrant, the Seller represents and warrants to the Purchaser as follows:

      2.1 The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has the requisite power and authority, and all material licenses, permits and authorizations necessary, to own its property and assets and to transact the business in which it is engaged or currently proposes to engage. The Seller is qualified to do business in all states except where the failure to be qualified would not have a material adverse effect on the business, financial condition, or results of operations of the Seller.

      2.2 Upon approval by the Seller's board of directors, the Seller will have the power to execute, deliver, and perform its obligations under the terms of this Agreement, and will have taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and upon approval by the Seller's board of directors, will be a valid and legally binding obligation of the Seller, enforceable in accordance with its terms.

      2.3 Upon approval by the Seller's board of directors, the Seller will have taken all necessary corporate action to cause the Shares, when issued upon exercise of the Warrant, to be validly authorized and issued, fully paid and non-assessable.

      2.4 The Seller has no obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement or by the Warrant.

      3.0   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      In order to induce the Seller to enter into this Agreement and to sell the Warrant, the Purchaser represents and warrants as follows:

      3.1 The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the requisite power and authority, and all material licenses, permits and authorizations necessary, to own its property and assets and to transact the business in which it is engaged or currently proposes to engage.

The Purchaser is qualified to do business in all states except where the failure to be qualified would not have a material adverse effect on the business, financial condition, or results of operations of the Purchaser.

      3.2 The Purchaser has the power to execute, deliver, and perform its obligations under the terms of this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and is a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms.

      3.3 The Purchaser has no obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement or by the Warrant.

      3.4 The Purchaser understands that neither the Warrant nor the Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act") and in the absence of such registration may not, therefore, be sold or transferred unless they are subsequently registered under the Securities Act (as well as under any applicable state securities laws) or an exemption from such registration is available. The Purchaser acknowledges and agrees that the Warrant shall contain the following legend:

            "This Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state securities law, and in the absence of such registration may not be sold or transferred unless the issuer of this Warrant has received an opinion of its counsel, or of counsel reasonably satisfactory to it, that the proposed sale or transfer will not violate the registration requirements of the Securities Act or any applicable state securities law."

      3.5 The Purchaser represents and warrants that it is purchasing the Warrant for its own account for investment purposes and not with a view to any public distribution thereof within the meaning of the Securities Act. The Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act and has its principal place of business in the state of Colorado.

      4.0   CONDITION PRECEDENT

      4.1 Seller's obligations under this Agreement are specifically subject to approval of this Agreement and the Warrant by Seller's board of directors.

      5.0   MISCELLANEOUS

      5.1 The representations, warranties and covenants contained herein are continuing in nature and shall survive the execution and delivery of this Agreement for one year regardless of any investigation made by or on behalf of any party to this Agreement.

      5.2 The parties hereto may amend, modify and supplement this Agreement only in writing.

      5.3 Each party to this Agreement shall pay all of the expenses incurred by it in connection with this Agreement, including without limitation its legal and accounting fees and expenses, and the commissions, fees and expenses of any person employed or retained by it to bring about, or to represent it in, the transactions contemplated hereby.

      5.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that notwithstanding anything herein to the contrary, Purchaser may not assign or transfer this Agreement, or the Warrant, or any of its rights or obligations hereunder, without the prior written consent of the Seller in its sole discretion.

      5.5 This instrument and the exhibits and schedules attached hereto contain the entire agreement of the parties hereto with respect to the purchase of the Warrant, and supersede any prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the exhibits attached hereto.

      5.6 The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      5.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

      5.8 All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be sent by reliable overnight courier, sent by fax or mailed by registered or certified mail, return receipt requested, postage pre-paid, as follows:

            If to the Seller, addressed to such party at:

            Boston Chicken, Inc.
            14103 Denver West Parkway
            Golden, Colorado  80401-4086
            Attention:  General Counsel
            Fax:  (303)384-5339

            If to the Purchaser, addressed to:

            Market Partners, L.L.C.
            c/o Boston Chicken, Inc.
            14103 Denver West Parkway
            Golden, CO  80401
            Attention:  M. David White
            Fax:  (303) 384-5342

Each notice shall be deemed to have been given upon the earlier of the receipt of such notice by the intended recipient thereof, two business days after it is sent by reliable overnight courier or sent by fax, or five business days after it is mailed by registered or certified mail, return receipt requested.

      5.9 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein without regard to the conflicts of law principles thereof.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                             BOSTON CHICKEN, INC.



                                             By:   /s/ Donald J. Bingle
                                                --------------------------------
                                             Its: Vice President


                                             MARKET PARTNERS, L.L.C.



                                             By:   /s/ M. David White
                                                --------------------------------
                                             Its: Manager

                                                                       EXHIBIT A



      This Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or under any applicable state securities law, and in the absence of such registration may not be sold or transferred unless the issuer of this Warrant has received an opinion of its counsel, or of counsel reasonably satisfactory to it, that the proposed sale or transfer will not violate the registration requirements of the Securities Act or any applicable state securities law

                              BOSTON CHICKEN, INC.

                        WARRANT CERTIFICATE TO PURCHASE
                             SHARES OF COMMON STOCK

Date of Issuance:  ______________, 1996                       Certificate W-____


      FOR VALUE RECEIVED, Boston Chicken, Inc., a Delaware corporation (the "Company"), hereby grants to Market Partners, L.L.C. or its permitted registered assigns (the "Registered Holder") the right to purchase from the Company __________ shares of the Company's Common Stock, $.01 par value, at a price per share of $25.00 (as adjusted from time to time in accordance herewith, the "Exercise Price").

      This Warrant is subject to the following provisions:

      Section 1.  Exercise of Warrant.

      1A. Exercise Period. The Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time during the period commencing on Date of Issuance of this Warrant set forth above and ending on the fifth annual anniversary of the Date of Issuance (the "Exercise Period").

      1B.   Exercise Procedure.

            (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

            (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by the person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

            (b)   this Warrant;

            (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit I hereto evidencing the permitted assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 5 hereof; and

            (d) cash (payable by wire transfer of same day funds or a certified or bank cashier's check) in an amount equal to the product of the Exercise Price multiplied by the number of shares of Company Common Stock being purchased upon such exercise (the "Aggregate Exercise Price").

            (ii) Certificates for shares of Common Stock, if any, purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser as soon as reasonably practicable after the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, as soon as reasonably practicable, deliver such new Warrant to the person designated for delivery in the Exercise Agreement.

            (iii) The shares of Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such shares of Common Stock at the Exercise Time.

            (iv) The issuance of certificates for shares of Common Stock, if any, upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock (other than the Purchase Price). Each share of Common Stock issuable upon exercise of this Warrant shall, when issued, be duly and validly issued and free from all taxes, liens and charges.

            (v) The Company shall reasonably assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any reasonable filings required to be made by the Company), provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph
(v), (B) subject itself to taxation in any such jurisdiction, (C) consent to general service of process in any such jurisdiction, or (D) incur costs or fees which are inordinate to the value of the securities sought to be sold in such jurisdiction.

            (vi) The Company shall take all such actions as may be reasonably necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock of the Company or their equivalents may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon such issuance).

            (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering of the Company or the sale of the Company or pursuant to Section 3 hereof, the exercise of any portion of this Warrant may, at the election of the Registered Holder hereof, be conditioned upon the consummation of the public offering, the sale or the event referred to in the notice described in Section 2C, in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

            (viii) Unless the shares of Common Stock to be issued upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended, the certificates for such shares shall contain the following legends:

      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or under any applicable state securities law, and may not be resold or transferred unless registered under the Securities Act or unless the Company has received an opinion of counsel, or of counsel reasonably satisfactory to it, that the proposed transfer will not violate the registration requirements of the Securities Act or any applicable state securities law."

      1C.   Exercise Agreement.  Upon any exercise of this Warrant, the
Exercise Agreement shall be substantially in the form set forth in Exhibit II hereto, except that if the shares of Common Stock are not to be issued in the name of the person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the person to whom the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the permitted person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

      Section 2. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares of Common Stock (or other securities) obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

      2A.   Subdivision or Combination of Shares of Common Stock.  If the
Company at any time subdivides (by any split, dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

      2B.   Reorganization, Reclassification, Consolidation or Merger.  The
shares of Common Stock issuable upon exercise of this Warrant shall be adjusted as follows: (a) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis, for each such share of Common Stock the number and kind of shares of stock or other securities to which the holders of each share of Common Stock of the Company will be entitled pursuant to the transaction; and (b) in the event of any other substantially similar change in the capitalization of the Company (other than cash dividends in the ordinary course of business), an equitable adjustment shall be provided in the number of shares of Common Stock. In the event of any such adjustment the purchase price per share shall be proportionately adjusted.

      2C.   Notice of Adjustment.  Promptly upon any adjustment of the Exercise
Price or the number of shares of Common Stock issuable upon exercise of this Warrant, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

      Section 3. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a holder of shares of Common Stock in the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Shares of Common Stock acquirable by exercise hereof or as a holder of shares of Common Stock in the Company.

      Section 4. Warrant Not Transferable. This Warrant and all rights hereunder are not transferable, in whole or in part, without the prior written consent of the Company in its sole discretion.

      Section 5. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

      Section 6. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

      Section 7. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid), sent by fax or sent by registered or certified mail, return receipt requested, postage prepaid, as follows: (i) if given to the Company, at its principal executive offices and (ii) if given to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company. Each such notice shall be deemed to have been given upon the earlier of the receipt of such notice by the intended recipient thereof, two business days after it is sent by reliable overnight courier or sent by fax, or five business days after it is mailed by registered or certified mail, return receipt requested.

      Section 8. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants; provided that no such action may change the Exercise Price of the Warrants or the number or class of shares of Common Stock obtainable upon exercise of each Warrant without the written consent of all of the Registered Holders of Warrants.

      Section 9. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Registered Holder of this Warrant.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                        BOSTON CHICKEN, INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                        Its:


[Corporate Seal]

Attest:


----------------------------------
      Secretary

                                   ASSIGNMENT


      FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_____________) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

    Names of Assignee               Address              Number of Units
    -----------------               -------              ---------------






Dated:                                 Signature
                                                 -------------------------------

                                       Witness
                                               ---------------------------------

                               EXERCISE AGREEMENT

To:                                           Dated:

      The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-___________), hereby agrees to purchase __________ shares of Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.


                                        Signature
                                                  ------------------------------

                                        Address
                                                --------------------------------

                                                                       EXHIBIT B


                         REGISTRATION RIGHTS AGREEMENT

            This registration rights agreement (the "Agreement") is entered into as of this ___ day of _________, 1996, between Boston Chicken, Inc., a Delaware corporation ("BCI"), and Market Partners, L.L.C., a Delaware limited liability company ("MP").


            SECTION 1.        DEMAND REGISTRATION.

            (a) Registrable Securities. "Registrable Securities" shall mean those restricted shares of BCI common stock, $.01 par value, acquired by MP pursuant to warrants issued under that certain Warrant Purchase Agreement dated as of July 18, 1996, by and between BCI and MP (the "BCI Warrant Purchase Agreement").

            (b) Request for Registration. At any time after May 2, 1997, the holders of at least 66 2/3% of the Registrable Securities may request registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of their Registrable Securities on Form S-2 or S-3 or any similar short-form registration then available to BCI (the "Demand Registration"). The request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered.
Within ten days after receipt of any such request, BCI shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which BCI has received written requests for inclusion therein within 15 days after the date of BCI's notice.

            (c) Registration. The holders of Registrable Securities shall be entitled to request one Demand Registration. A registration shall not count as the permitted Demand Registration until it has become effective (unless such Demand Registration has not become effective due solely to the fault of holders proposed to be included in such registration); provided that a Demand Registration shall not count as the permitted Demand Registration unless the holders of Registrable Securities are able to register at least 90% of the Registrable Securities requested to be included in such registration; provided, further, that, in any event BCI shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective, and whether or not such registration has counted as the permitted Demand Registration (unless such Demand Registration does not become effective due solely to the fault of holders proposed to be included in such registration).

            (d) Other Securities. BCI shall include in the Demand Registration all BCI securities ("Earlier Securities") desired to be registered by persons or entities having superior registration rights pursuant to that certain Second Amended and Restated Piggyback Registration Rights Agreement dated November 8, 1993 (the "Superior Agreement"), in accordance with the terms and conditions of the Superior Agreement.

            (e) Restrictions on Registration. Notwithstanding anything herein to the contrary, BCI shall not be obligated to effect the Demand Registration within 180 days after the effective date of a previous registration statement in which the holders of Registrable Securities were given piggyback rights pursuant to paragraph 2 and in which there was no reduction in the number of Registrable Securities requested to be included. BCI may postpone for up to 180 days the filing or the effectiveness of a registration statement for the Demand Registration if BCI determines in its reasonable good faith judgment that the Demand Registration would reasonably be expected to have an adverse effect on BCI or its subsidiaries or on any proposal or plan by BCI or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as the permitted Demand Registration hereunder and BCI shall pay all Registration Expenses in connection with such abandoned registration.

            SECTION 2.        PIGGYBACK REGISTRATIONS.

            (a) Right to Piggyback. Commencing on the date on which the holders of Registrable Securities are first entitled to request the Demand Registration pursuant to paragraph 1(b) above, whenever BCI proposes to register any of shares of its Common Stock (other than shares of Common Stock underlying any option, warrant, or convertible debt or other security) under the Securities Act (other than pursuant to the Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), BCI shall give prompt written notice (in any event within five business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which BCI has received written requests for inclusion therein within 15 days after the date of its notice. Notwithstanding anything herein to the contrary, BCI shall not be required to effect any registration of Registrable Securities under this paragraph 2: (i) incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans, or incidental to the filing of a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC, or (ii) if the Piggyback Registration is a primary registration on behalf of BCI (whether or not underwritten) and BCI determines in its reasonable judgment that including any Registrable Securities in such registration will adversely effect such primary registration or BCI's objectives in connection therewith.

            (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by BCI in all Piggyback Registrations.

            (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of BCI, and the managing underwriters advise BCI in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to BCI, BCI will include in such registration (i) first, the securities BCI proposes to sell, (ii) second, other securities requested to be included in such registration pursuant to registration





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
rights under the Superior Agreement, (iii) third, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iv) fourth, other securities requested to be included in such registration.

            (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of BCI's securities, and the managing underwriters advise BCI in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, BCI shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, other securities requested to be included in such registration pursuant to registration rights under the Superior Agreement,
(iii) third, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iv) fourth, other securities requested to be included in such registration.

            SECTION  3.            HOLDBACK AGREEMENT.

            No holder of Registrable Securities shall effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of BCI, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period (or such shorter period as the underwriters managing the registered public offering may permit) beginning on the effective date of an underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

            SECTION 4.        REGISTRATION PROCEDURES.

            (a) Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, BCI shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto BCI shall as expeditiously as reasonably practicable:

                  (i) prepare and file with the Securities and Exchange
            Commission (the "Commission") a registration statement and include therein the Registrable Securities and such Earlier Securities as comply with the procedures of the Superior Agreement, prepare and file all amendments, post-effective amendments and supplements to such registration statement as may be necessary under the Act and the regulations thereunder to permit the sale of such Earlier Securities and Registrable Securities to the public, and use its reasonable best efforts to cause such registration statement to become effective and remain effective for a period of not less than one year or until such earlier time as all of the securities covered





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
            by such registration statement have been sold (provided that before filing such registration statement, BCI will furnish to counsel selected by the holders of Registrable Securities, if any, copies of the registration statement for review by such counsel);

                  (ii) use its reasonable best efforts to (i) register or qualify such Earlier Securities and Registrable Securities under such other securities or blue sky laws of such jurisdictions as any of the sellers of such Earlier Securities and Registrable Securities (collectively, the "Sellers" and individually, a "Seller") reasonably request, and (ii) do any and all other acts and things which may be reasonably necessary to allow Sellers to consummate the disposition in such jurisdictions of such Earlier Securities and Registrable Securities owned by such Sellers; provided, however, that BCI will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (b),
            (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction, or
            (iv) incur costs or fees which are inordinate to the value of the securities sought to be sold in such jurisdiction;

                  (iii) use its reasonable efforts to cause all such Earlier Securities and Registrable Securities to be included for quotation on the Nasdaq National Market;

                  (iv) furnish to each Seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Seller;

                  (v) notify each Seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Seller, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and

                  (vi) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the registration statement.





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
            (b) BCI hereby represents and warrants that it is eligible to file a registration statement on Form S-3 pursuant to the rules and regulations pertaining thereto under the Securities Act.

            (c) Upon the request of BCI, each Seller of Registrable Securities will promptly furnish to BCI in writing, during the period within which BCI is required to effect such registration, all information and affidavits as may be reasonably requested by BCI in connection with items required to be included in the Registration Statement, or any amendment or supplement thereto. To the extent BCI reasonably requests such information and affidavits and the Seller does not provide such information or affidavits in a timely manner, then, BCI's obligation to register such Seller's Registrable Securities hereunder shall be null and void.

            SECTION 5.        REGISTRATION EXPENSES.

            The Sellers of Registrable Securities under this Agreement will bear all underwriting discounts and commissions, if any, and the fees and disbursements of their legal counsel and accountants. BCI will bear all other reasonable expenses in connection with any registration or qualification of the Registrable Securities pursuant to this Agreement.

            SECTION 6.        INDEMNIFICATION.

            (a) BCI agrees to indemnify, to the extent permitted by law, each Seller of Registrable Securities, and each person, if any, who controls such Seller within the meaning of the Act, against any and all losses, claims, damages or liabilities to which the Sellers of Registrable Securities may become subject under the Act or any other statute or common law by reason of its offer and sale of Registrable Securities pursuant to the Registration Statement, and to reimburse the Sellers of Registrable Securities for any reasonable legal or other expenses actually and reasonably incurred in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon:

                  (i) any untrue statement of a material fact or any alleged untrue statement of a material fact contained in or incorporated by reference in the Registration Statement or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

                  (ii) any untrue statement of a material fact or any alleged untrue statement of a material fact contained or incorporated by reference in the prospectus (as amended or supplemented if BCI shall have filed with the Commission any amendment or supplement thereto), if used within the period during which BCI is required to keep the Registration Statement in which such prospectus is contained current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein a material fact necessary in order to





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
            make the statements contained therein, in light of the circumstances under which they were made, not misleading;

provided, however, that the indemnification agreement contained herein shall not apply to losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon, and in conformity with, information furnished to BCI by or on behalf of any Seller of Registrable Securities for use in connection with the preparation of the Registration Statement or any prospectus contained in the Registration Statement or any such amendment or supplement thereto.

            (b) The Sellers of Registrable Securities shall (in the same manner and to the same extent as set forth in Section 4(a)), severally indemnify, to the extent permitted by law, BCI, each person, if any, who controls BCI within the meaning of the Act, and their directors and officers, if such statement or omission was made in reliance upon and in conformity with information furnished to BCI by or on behalf of any Seller of Registrable Securities for use in connection with the preparation of the Registration Statement or any amendment or supplement thereto.

            (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that any failure by a person entitled to indemnification hereunder to give such prompt written notice shall not adversely affect such person's rights hereunder unless such failure prejudices the rights of the indemnifying party hereunder) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of such counsel a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            SECTION 7.        REGISTRATION RIGHTS OF OTHER SECURITY HOLDERS.
The registration rights granted pursuant to this Agreement are granted subject to any and all registration rights granted by the Company to holders of its securities prior to the date hereof, and no provision herein shall be interpreted so as to be superior to, inconsistent with, or adversely effect, any such previously granted registration rights.





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
            SECTION 8.        MISCELLANEOUS.

            (a) Amendments. The provisions of this Agreement may be amended only upon the written consent of BCI and MP, or in the event there is more than one holder of Registrable Securities, only upon the written consent of BCI and the holders of a majority of the Registrable Securities.

            (b) Assignment. This Agreement is binding upon the parties hereto and their respective successors and assigns. Subject to compliance with the Securities Act, MP's rights hereunder shall be assignable to any member of MP that agrees in writing to be bound by the terms and provisions of this Agreement; provided, however, that such assignee of MP may not further assign such rights without the prior written consent of BCI in its sole discretion.
To the extent that MP assigns its rights under this Agreement to more than one individual, each individual shall have such rights separately from the others with respect to the Registrable Securities owned by him. Transfer of the Registrable Securities shall not, in itself, be deemed an assignment of rights hereunder.

            (c) Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

            (d) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered if delivered by hand or by electronic transmission. If sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands and other communications shall be deemed delivered upon the earlier of actual receipt or two business days after being so duly sent.

            To BCI:
                  Boston Chicken, Inc.
                  14103 Denver West Parkway
                  Golden, Colorado  80401-4086
                  Attn:  General Counsel
                  Facsimile:  (303) 384-5339

            To MP:
                  Market Partners, L.L.C.
                  14103 Denver West Parkway
                  Golden, Colorado  80401-4086
                  Attn: Manager
                  Facsimile:  (303) 384-5342

            (e)   Termination.     This Agreement shall automatically terminate
for any Registrable Shares at such time as (1) such Registrable Shares are publicly traded or (2) such





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